Exhibit 99.1

ANGIODYNAMICS(R)

Company Contacts:                       Investor Relations Contacts:
AngioDynamics, Inc.                     Lippert/Heilshorn & Associates, Inc.
-------------------                     ------------------------------------
Lisa Donegan                            Kim Sutton Golodetz (kgolodetz@lhai.com)
(800) 772-6446 x370                     (212) 838-3777
www.angiodynamcis.com                   Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100

FOR IMMEDIATE RELEASE

          AngioDynamics Files Registration Statement for Initial Public
                                    Offering

Queensbury, NY, March 5, 2004 - AngioDynamics, Inc., a wholly owned subsidiary of E-Z-EM, Inc. (AMEX: EZM) today announced that it has filed a registration statement with the Securities and Exchange Commission for an initial public offering of common stock. RBC Capital Markets will act as lead manager and sole book-running manager, and Adams Harkness and Hill will act as co-manager.

Prospectuses are not currently available. When available, interested persons may obtain copies of the preliminary prospectus from RBC Capital Markets, 60 South Sixth Street, 17th Floor, Minneapolis, Minnesota 55402. Application is being made to approve the common stock for quotation on the Nasdaq National Market under the proposed symbol "ANGO."

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AngioDynamics

AngioDynamics, Inc. (www.angiodynamics.com) manufactures a wide range of products, including angiographic, dialysis, PTA dilation, thrombolytic, image-guided vascular access, endovascular laser venous system, as well as abdominal infection drainage products. AngioDynamics' focus is on diagnostic and therapeutic products that enable interventional physicians to treat peripheral vascular diseases and other non-coronary diseases.

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